CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-06127 and No. 333-104150 on Form S-3, and No. 33-54486, No. 333-27879, No. 333-27877, No. 333-33186, No. 333-70622, No. 333-84844, No. 333-112035, No. 333-118622, No. 333-114488, and No. 333-139156 on Form S-8, of our reports dated February 12, 2008, relating to the consolidated financial statements and financial statement schedule of MDU Resources Group, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company’s internal control over financial reporting, (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph related to the Company's adoption of SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans effective as of December 31, 2006, as described in Note 17 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 20, 2008